EXHIBIT 10.45
GOOD FAITH AMENDMENT TO THE
BIOMED REALTY, L.P. 401(K) RETIREMENT SAVINGS PLAN
     BIOMED REALTY, L.P. (the “Employer”) hereby amends the BIOMED REALTY, L.P. 401(K) RETIREMENT SAVINGS PLAN to be effective as specified below.
     Paragraph DD.1 of Article I is deleted and replaced with the following:
     1. Effective March 28, 2005, the $5,000 involuntary cash-out distribution limit shall be decreased to $1,000.
     This Amendment shall not reduce the Account Balance of any Participant determined as of the later of December 31, 2004 or the date this Amendment is adopted.
     This Amendment shall be effective as of March 28, 2005.
     IN WITNESS WHEREOF, the Employer executes this Amendment on this 17th day of November, 2005.

EMPLOYER: BIOMED REALTY, L.P.
By:	/s/ GARY A. KREITZER
GARY A. KREITZER
Executive Vice President